Exhibit 5.1

609 Main Street
Houston, TX 77002
United States
Facsimile:
+1 713-836-3600	+1 713 836 3601

www.kirkland.com

April 24, 2023

Janus International Group, Inc.

135 Janus International Blvd.

Temple, Georgia 30179

Re:	Janus International Group, Inc.

         Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Janus International Group, Inc., a Delaware corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on S-3 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof.

The Registration Statement is prepared to convert the registration statement originally filed with the Commission under the Securities Act on July 6, 2021 on Form S-1 (Registration No. 333-257731) which was declared effective by the Commission on August 6, 2021, and was subsequently amended on June 10, 2022 and declared effective by the Commission on June 15, 2022 (the “Prior Registration Statement”) into a registration statement on Form S-3.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Registration Statement.

The Registration Statement relates to the resale or distribution from time to time by the selling stockholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of up to 67,398,183 shares (the “Securities”) of the Company’s common stock, par value $0.0001 per share.

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and

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Janus International Group, Inc.

April 24, 2023

organizational documents of the Company, (ii) resolutions and records of the corporate proceedings of the Company with respect to the issuance of the Securities, (iii) the Prior Registration Statement and the exhibits thereto and (iv) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Janus International Group, Inc.

April 24, 2023

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

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